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                                                                   EXHIBIT 99.4
                                    Form of

                          Georgia-Pacific Corporation

                               Offer to Exchange

                       $29.60 Net to the Seller in Cash

                                      and

                        .2644 Shares of Common Stock of

              Georgia-Pacific Corporation--Georgia-Pacific Group
            (Subject to the Limitation Described in the Prospectus)

                                      for

                    Each Outstanding Share of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                      of

                            Fort James Corporation

 The Offer and withdrawal rights will expire at 12:00 midnight, New York City
           time, on       , 2000, unless the Offer is extended.


                                                                         , 2000

To Our Clients:

  Enclosed for your consideration are the Prospectus, dated     , 2000 (the
"Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, including any amendments or supplements hereto or thereto, collectively constitute the "Offer") in connection with the offer by Georgia-Pacific Corporation, a Georgia corporation ("Georgia-Pacific"), through its wholly-owned subsidiary, Fenres Acquisition Corp., a Virginia corporation ("Purchaser"), to exchange for each outstanding share of common stock, par value $.10 per share (together with the associated rights to purchase preferred stock, the "Fort James Shares"), of Fort James Corporation, a Virginia corporation ("Fort James"), $29.60 net to the seller in cash, without interest thereon, and .2644 shares of Georgia-Pacific Group common stock, par value $.80 per share (the "Georgia-Pacific Group Common Shares"), subject to the limitation described in the Prospectus. The Offer is being made in connection with the Agreement and Plan of Merger dated as of July 16, 2000 (the "Merger Agreement") among Georgia-Pacific, Purchaser and Fort James. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with applicable law, Purchaser will be merged with and into Fort James (the "Merger"), with Fort James surviving the Merger as a wholly owned subsidiary of Georgia-Pacific.

  We are the holder of record (directly or indirectly) of Fort James Shares held for your account. A tender of such Fort James Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Fort James Shares held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Fort James Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.
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  Your attention is invited to the following:

    1. The consideration per Fort James Share is $29.60 net to you in cash without interest and .2644 Georgia-Pacific Group Common Shares (subject to the limitation described in the Prospectus).

    2. The Offer is being made for all outstanding Fort James Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New
  York City time, on       , 2000, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Fort James Shares which represent not less than two-thirds of the total outstanding Fort James Shares on a fully diluted basis and (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any material European antitrust filing. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon Georgia-Pacific or Purchaser obtaining financing.

    5. The Fort James board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are in the best interests of, the Fort James's shareholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Fort James' shareholders accept the Offer and approve the Merger Agreement.

    6. Shareholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such shareholder or other payee pursuant to the Offer.

    7. Any stock transfer taxes applicable to the sale of Fort James Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, Georgia-Pacific and Purchaser are not aware of any state in which the making of the Offer or the acceptance of Fort James Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Georgia-Pacific or Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Fort James Shares pursuant to the Offer, Georgia-Pacific and Purchaser will make good faith effort to comply with any such state statute. If, after such good faith effort, Georgia-Pacific and Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Fort James Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Georgia-Pacific and Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, the Dealer Managers for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Fort James Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Fort James Shares, all your Fort James Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration date.

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                       Instructions with Respect to the

                          Georgia-Pacific Corporation

                               Offer to Exchange

                       $29.60 Net to the Seller in Cash

                                      and

                        .2644 Shares of Common Stock of

              Georgia-Pacific Corporation--Georgia-Pacific Group
            (Subject to the Limitation Described in the Prospectus)

                                      for

                    Each Outstanding Share of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                      of

                            Fort James Corporation

  The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated     , 2000 (the "Prospectus") and the related Letter of
Transmittal in connection with the offer by Georgia-Pacific Corporation, a Georgia corporation ("Georgia-Pacific"), through its wholly-owned subsidiary, Fenres Acquisition Corp., a Virginia corporation, to exchange for each outstanding share of common stock, par value $.10 per share (together with the associated rights to purchase preferred stock, the "Fort James Shares"), of Fort James Corporation, a Virginia corporation, $29.60 net to the seller in cash, without interest thereon, and .2644 shares of Georgia-Pacific Group common stock, par value $.80 per share, subject to the limitation described in the Prospectus.

  This will instruct you to tender the number of Fort James Shares indicated below (or if no number is indicated below, all Fort James Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Account Number: ____________________    SIGN HERE


 Numbers of Fort James Shares to be      ------------------------------------
 Tendered*:

                                         ------------------------------------

  ____________ shares of Common Stock    Signature(s)


 Dated: ______________________ , 2000    ------------------------------------

                                         ------------------------------------
                                         Please Print

                                         ------------------------------------
                                         Address
                                         ------------------------------------
                                         Area Code and Telephone Number

                                         ------------------------------------
                                         Tax Identification or Social
 --------                                Security Number(s)
 * Unless otherwise indicated, it will be assumed that all Fort James Shares held by us for your account are to be tendered.

                      Please return this form to the

                 brokerage firm maintaining your account

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